Exhibit 99.1

105 Norton Street • Newark, NY 14513 • Ph: (315) 331-7742 • Fax: (315) 331-3547 • www.iec-electronics.com

IEC Announces Third Quarter Results for Fiscal 2013

Newark, NY – August 8, 2013 – IEC Electronics Corp. (NYSE MKT: IEC) announced its results for the fiscal third quarter ending June 28, 2013.

For the quarter ended June 28, 2013, the Company reported revenue of $35,154,000, and net income of $382,000 or $0.04 per diluted share. This compares to revenue of $36,022,000, and net income of $1,843,000 or $0.18 per diluted share for the quarter ended June 29, 2012.

IEC reported revenue of $101,824,000 and a net loss of ($863,000) or ($0.09) cents per diluted share for the first nine months of fiscal 2013. This compares to revenue of $107,900,000 and net income of $5,108,000 or $0.51 per diluted share for the first nine months of fiscal 2012.

W. Barry Gilbert, Chairman of the Board and CEO, stated, “While revenue and earnings are down from the same quarter last year, we made quite a bit of progress from the $1.1 million loss in the second quarter. This sequential improvement was delivered in spite of approximately $1.1 million of legal and accounting costs associated with the restatement of our financial information. We expect to have additional legal and accounting charges. Nonetheless, we expect our fiscal Q4 to show stronger sales and earnings than fiscal Q3.

“I am very pleased that we continue adding new customers and programs across our operations; two are military and aerospace, three are medical and several are industrial accounts. All these customers represent multi-billion dollar organizations seeking a higher level of technical capability and support than their current supplier offers. We expect to see some benefit from these new customers in about six to nine months.

“It is important to provide some texture with respect to the slight reduction in sales compared to last year, the margin change and the lack of debt reduction for the quarter. Last year one of our large industrial customers was introducing a new product and we were given the opportunity to handle virtually all of their assemblies. As discussed at the time, the margins were extraordinary. Their historic practice, as is common in our industry, is to have two suppliers for key programs. Once the program was underway they dual sourced the assembly for this product and volume returned to more normal levels. In addition, we had a medical customer that was in the last stages of an FDA recall and once that spike in production volume was over, their volume and margins also returned to more normal levels. Both of those volume reductions were largely offset by increased business from our new telecom customer. The telecom customer’s volume has steadily increased over the last three quarters, however for a long time the product was unstable and we absorbed a lot of costs. At this juncture our actions are targeted to improving efficiency which will take some time now that the number of engineering changes and supply chain issues have been substantially reduced.

“During the quarter we used our cash to purchase inventory to support shipments for our fourth quarter and to support the significant costs associated with the restatement. Our debt has increased and it is our goal to reduce our debt over the next twelve months.

“We made progress in the third quarter and believe that maintaining a long run perspective about our business is the best way to succeed in creating future value for our shareholders and opportunity for our employees.”

Conference Call

IEC will host a conference call on Thursday, August 8, 2013 at 10:00 a.m. Eastern Time, to discuss its financial results for the third quarter and nine months ended June 28, 2013. The conference call may be accessed in the U.S. and Canada by dialing toll-free (877) 407-8133. International callers may access the call by dialing (201) 689-8040.

A replay of the teleconference will be available for 30 days after the call and may be accessed domestically by dialing (877) 660-6853 and international callers may dial (201) 612-7415. Callers must enter conference i.d. number 418046. To access the live webcast, log onto the IEC website at http://www.iec-electronics.com. The webcast can also be accessed at http://www.InvestorCalendar.com. An online replay will be available on IEC’s website shortly after the call.

About IEC Electronics

IEC Electronics Corporation is a premier provider of electronic manufacturing services (“EMS”) to advanced technology companies primarily in the military and aerospace, medical, industrial and communications sectors. The Company specializes in the custom manufacture of high reliability, complex circuit cards, system level assemblies, a wide array of custom cable and wire harness assemblies, precision sheet metal products, and advanced research and testing services. As a full service EMS provider, IEC is a world-class ISO 9001:2008, AS9100 and ISO13485 certified company. The AS9100 certification enables IEC to serve the military and commercial aerospace markets. The ISO13485 certification supports the quality requirements of medical device markets. The Company is also AC7120 Nadcap accredited for electronics manufacturing to support the most stringent quality requirements of the aerospace industry, as well as ITAR registered and NSA approved under the COMSEC standard. Dynamic Research and Testing Laboratories (DRTL), the Company’s newest business unit, is an ISO 17025 accredited laboratory specializing in the testing and detection of counterfeit electronic parts, as well as component risk mitigation and advanced failure analysis. IEC Electronics is headquartered in Newark, NY (outside of Rochester) and also has operations in Rochester, NY, Albuquerque, NM and Bell Gardens, CA. Additional information about IEC can be found on its web site at www.iec-electronics.com.

This release contains certain statements that are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934, and are made in reliance upon the protections provided by such Acts for forward-looking statements. These forward-looking statements (such as when we describe what we “intend,” “expect,” “anticipate” or “estimate” will occur, and other similar statements) include, but are not limited to, all statements that are not based on historical fact, but rather reflect our current expectations concerning future results and events. The ultimate correctness of these forward-looking statements is dependent upon a number of known and unknown risks and events and is subject to various uncertainties and other factors that may cause our actual results, performance or achievements to be different from any future results, performance or achievements expressed or implied by these statements. Specific risks and uncertainties include, but are not limited to, those set forth in the “Risk Factors” section of the Company’s latest Annual Report on Form 10-K/A and subsequent Quarterly Reports on Form 10-Q/A and Form 10-Q. Additional risks and uncertainties resulting from the restatement of our financial statements included in our Quarterly Report on Form 10-Q/A for the quarter ended December 28, 2012 and our Annual Report on Form 10-K/A for the fiscal year ended September 30, 2012 could, among others, (i) cause us to incur substantial additional legal, accounting and other expenses, (ii) result in additional shareholder, governmental or other actions, (iii) cause our customers, including the government contractors with which we deal, to lose confidence in us or cause a default under our contractual arrangements, (iv) cause a default under the Company’s arrangements with M&T Bank with respect to which, if the Bank chooses to exercise its remedies, the Company may not be able to obtain replacement financing or continue its operations, (v) result in delisting of the Company’s stock from the Exchange if the Company fails to meet any Exchange listing standard, or fails to comply with its listing agreement with the Exchange, during the twelve months ending July 9, 2014 or (vi) result in additional failures of the Company’s internal controls if the Company’s remediation efforts are not effective. Any one or more of such risks and uncertainties could have a material adverse effect on us or the value of our common stock.

We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:	Vincent Leo	John Nesbett or Jennifer Belodeau

	CFO	Institutional Marketing Services

	IEC Electronics Corp.	(203)972-9200

	(315)332-4308	jnesbett@institutionalms.com

	VLeo@iec-electronics.com	jbelodeau@institutionalms.com

IEC ELECTRONICS CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

JUNE 28, 2013 AND SEPTEMBER 30, 2012

(in thousands, except share and per share data)

	June 28, 2013	September 30, 2012
		(restated)
ASSETS
Current assets
Cash	3,103	2,662
Accounts receivable, net of allowance	22,944	23,193
Inventories, net	21,671	17,697
Deferred income taxes	1,365	1,365
Other current assets	800	401
Total current assets	49,883	45,318

Fixed assets, net	18,316	17,120
Intangible assets, net	5,172	5,511
Goodwill	13,810	13,810
Deferred income taxes	6,919	6,018
Other assets	374	121

Total assets	94,474	87,898

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Current portion of long-term debt	2,778	6,533
Accounts payable	17,133	15,697
Accrued payroll and related expenses	2,251	2,676
Other accrued expenses	919	946
Customer deposits	12	146
Total current liabilities	23,093	25,998

Long-term debt	30,630	21,104
Other long-term liabilities	185	-

Total liabilities	53,908	47,102

STOCKHOLDERS' EQUITY
Preferred stock, $0.01 par value:
500,000 shares authorized; none issued or outstanding
Common stock, $0.01 par value:	109	109
Authorized: 50,000,000 shares
Issued: 11,006,749 and 10,943,185 shares, respectively
Outstanding: 9,991,291 and 9,927,727 shares, respectively
Additional paid-in capital	43,708	43,075
Retained earnings	(1,816)	(953)
Treasury shares at cost - 1,015,458 shares	(1,435)	(1,435)
Total stockholders' equity	40,566	40,796

Total liabilities & stockholders' equity	94,474	87,898

IEC ELECTRONICS CORP. AND SUBSIDIARIES

CONSOLIDATED INCOME STATEMENTS

THREE AND NINE MONTH PERIODS ENDED JUNE 28, 2013 AND JUNE 29, 2012

(in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	June 28, 2013	June 29, 2012	June 28, 2013	June 29, 2012
		(restated)		(restated)

Sales	35,154	36,022	101,824	107,900
Cost of sales	29,995	29,170	89,601	87,767
Gross profit	5,159	6,852	12,223	20,133

Operating expenses
Selling and administrative expenses	4,552	3,879	12,909	12,185
Operating profit/(loss)	607	2,973	(686)	7,948

Interest and financing expense	10	285	648	930
Other (income)/expense	(9)	(201)	47	(1,050)
Income/(loss) before provision for income taxes	606	2,889	(1,381)	8,068

Provision for/ (benefit from) income tax	224	1,046	(518)	2,960
Net income/(loss)	382	1,843	(863)	5,108

Net income/(loss) per common and common equivalent share:
Basic earnings per share	0.04	0.19	(0.09)	0.53
Diluted earnings per share	0.04	0.18	(0.09)	0.51

Weighted average number of common and common equivalent shares outstanding:
Basic	9,702,446	9,682,423	9,675,120	9,665,095
Diluted	9,810,707	10,008,393	9,675,120	9,931,172

IEC ELECTRONICS CORP.  AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO EBITDA

THREE AND NINE MONTH PERIODS ENDED JUNE 28, 2013 AND JUNE 29, 2012

(in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	June 28, 2013	June 29, 2012	June 28, 2013	June 29, 2012
		(restated)		(restated)
Net income/(loss)	382	1,843	(863)	5,108

Provision for/(benefit from) income tax	224	1,046	(518)	2,960

Depreciation and amortization expense	1,221	1,107	3,574	3,177

Interest and financing expense	10	285	648	930
EBITDA	1,837	4,281	2,841	12,175

Basic earnings per share	0.04	0.19	(0.09)	0.53
Basic EBITDA per share	0.19	0.44	0.29	1.26

Diluted earnings per share	0.04	0.18	(0.09)	0.51
Diluted EBITDA per share	0.19	0.43	0.29	1.23

Earnings per share weighted average number of common and common equivalent shares outstanding:
Basic	9,702,446	9,682,423	9,675,120	9,665,095
Diluted	9,810,707	10,008,393	9,675,120	9,931,172

EBITDA per share weighted average number of common and common equivalent shares outstanding:
Basic	9,702,446	9,682,423	9,675,120	9,665,095
Diluted	9,810,707	10,008,393	9,737,443	9,931,172